UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[_]	Preliminary Information Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

HELBIZ, INC.

(Name of Registrant as Specified In Its Charter)

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HELBIZ, INC.

32 Old Slip

New York, NY 10005

(917) 535-2610

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Helbiz, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Helbiz, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with action taken by written consent, pursuant to Section 228 of the Delaware General Corporation Law and Section 2.9 of our amended and restated bylaws, of the stockholder who has the authority to vote a majority of the issued and outstanding shares of common stock, par value $0.00001 per share, of the Company to approve, as required by Nasdaq Rule 5635, the issuance of shares of common stock of the Company on the terms and subject to the conditions described in the Information Statement.

This Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

THIS IS NOT A NOTICE OF A MEETING, AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

/s/ Salvatore Palella
Salvatore Palella Chief Executive Officer

November 18, 2022

HELBIZ, INC.

32 Old Slip

New York, NY 10005

(917) 535-2610

INFORMATION STATEMENT

GENERAL INFORMATION

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean Helbiz, Inc., a Delaware corporation. Our principal executive offices are located at 32 Old Slip, New York, NY 10005, telephone (917) 535-2610.

This Information Statement is first being mailed on or about November 18, 2022, to the Company’s common stockholders of record as of October 31, 2022 (the “Record Date”). The action set out herein will become effective on December 8, 2022

We are furnishing this Information Statement in connection with an action taken by the stockholder who has the authority to vote a majority of the outstanding shares of our common stock, par value $0.00001 per share (“Common Stock”).

Nasdaq Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance, or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price,” defined as the lower of the closing price immediately prior to the execution of the binding agreement or the average closing price of the common stock for the five trading days immediately preceding the execution of the binding agreement. Nasdaq Rule 5635(a) requires stockholder approval prior to the acquisition of stock or assets of another company, involving the sale, issuance, or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the acquisition.

By written consent dated October 31, 2022 (the “Written Consent”), as permitted by Section 228 of the Delaware General Corporation Law (the “DGCL”), the stockholder who has the authority to vote a majority of the outstanding shares of Common Stock approved has approved:

(i)	the conversion of the convertible debenture in an initial principal amount of $3,000,000 (the “August 9, 2022 Convertible Debenture”) issued on August 9, 2022 pursuant to a Stock Purchase Agreements dated August 9, 2022 (the “August 9, 2022 SPA”) by and between the Company and the investor named therein and as amended by the Company and such investor on August 23, 2022,

(ii)	the conversion of the convertible debenture in an initial principal amount of $5,000,000 (the “August 23, 2022 Convertible Debenture”) issued on August 23, 2022 pursuant to a Stock Purchase Agreements dated August 23, 2022 (the “August 23, 2022 SPA”) by and between the Company and the investor named therein,

(iii)	the conversion of the convertible debenture in an initial principal amount of $2,500,000 (the “September 7, 2022 Convertible Debenture”) issued on September 7, 2022, pursuant to the August 23, SPA,

(iv)	the conversion of the convertible debenture in an initial principal amount of $2,500,000 (the “September 16, 2022 Convertible Debenture”) issued on September 16, 2022, pursuant to the August 23, SPA (together with the convertible debentures in (i), (ii) and (iii), the “Convertible Debentures”),

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(v)	the exercise of warrants to purchase 500,000 shares of our Class A common stock issued on August 23, 2022 (the “August 2022 Warrant”),

(vi)	the issuance of up to $13,900,000 shares of Class A common stock underlying a Standby Equity Purchase Agreement (the “SEPA”) entered into with an investor on October 31, 2022 pursuant to various advances, if any, thereunder and

(vi)	the conversion of convertible promissory notes (the “Convertible Promissory Notes”) in an aggregate principal amount not to exceed $13,900,000 issued in connection with the SEPA.

so that the aggregate issuance of Class A common stock upon such conversions, exercises, advances or sales, together with any Class A common stock issued in connection with any related transactions that may be considered part of the same transactions pursuant to which such securities were issued, may be without limit and may exceed the threshold and pricing for which shareholder approval is required under Nasdaq Rule 5635(d) or Nasdaq Rule 5635(a). A copy of the Written Consent is attached hereto as Exhibit A.

Section 228 of the DGCL permits the stockholders of a Delaware corporation to take action without a meeting upon the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted unless otherwise provided in the corporation’s certificate of incorporation. Approval by the holders of at least a majority of the outstanding shares of Common Stock was required to approve the increase in the number of shares that may be issued pursuant to the Convertible Debentures, the Warrants, the Convertible Promissory Notes and the SEPA.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

OVERVIEW

Description of the August 9, 2022 SPA, the August 23, 2022 SPA, the Convertible Debentures, the Warrants, the SEPA and the Convertible Promissory Notes

We set out below a summary of the August 9, 2022 SPA, the August 23, 2022 SPA, the Convertible Debentures, the Warrants, the SEPA and the Convertible Promissory Note. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of those documents which are filed as exhibits to our Current Report on Form 8-K filed with the SEC on August 15, 2022, our Current Report on Form 8-K filed with the SEC on August 24, 2022 and our Current Report on Form 8-K filed with the SEC on October 31, 2022.

August 9, 2022 SPA

On August 9, 2022, we entered into the August 9, 2022 SPA with an investor. Pursuant to the terms of that agreement, we issued the August 9, 2022 Convertible Note to the investor in the principal amount of $3 million in exchange for net proceeds of approximately $3 million. The August 9, 2022 Convertible Note is convertible by the holder of such note at the lower of $2.00 or 92.5% of the lowest daily VWAP of the Class A Common Stock during the five consecutive trading days immediately preceding the conversion date or other date of determination, provided that the conversion price may not be less than $0.25.

August 23, 2022 SPA

On August 23, 2022, we entered into a Securities Purchase Agreement with an investor. Pursuant to the terms of that agreement, we:

•	issued the August 23, 2022 Convertible Note in the principal amount of $5 million on the date of such agreement;

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•	issued the August 2022 Warrants on the date of such agreement;

•	issued the September 7, 2022 Convertible Note in the principal amount of $2.5 million on September 7, 2022; and

•	issued the September 16, 2022 Convertible Note in the principal amount of $2.5 million on September 16, 2022.

In exchange for the issuances of the August 2022 Warrant, August 23, 2022 Convertible Note, the September 7, 2022 Convertible Note and the September 16, 2022 Convertible Note, we received net proceeds of $10 million. The August 23, 2022 Convertible Note, the September 7, 2022 Convertible Note and the September 16, 2022 Convertible Note are convertible by the holder at the lower of $2.00 or 92.5% of the lowest daily VWAP of the Class A Common Stock during the five consecutive trading days immediately preceding the conversion date or other date of determination, provided that the conversion price may not be less than $0.25. The August 2022 Warrant is exercisable into shares of Class A common stock at $2.00 per share.

The Convertible Debentures

The holder of a Convertible Debenture may convert all or any portion of a Convertible Debenture in its sole discretion at any time on or prior to maturity at the lower of $2.00 or 92.5% of the lowest daily volume-weighted average price (“VWAP”), during the five consecutive trading days immediately preceding the conversion date or other date of determination, provided that as long as we are not in default under the Convertible Debenture, the conversion price may never be less than $0.25 (the “Floor Price”). If the daily VWAP is less than the Floor Price for five trading days, the Holder may require us to begin making cash payments upon the Convertible Debentures.

We may not convert any portion of a Convertible Debenture if such conversion would result in the Holder beneficially owning more than 4.99% of our then issued and common stock, provided that the Holder may waive such limitation with 65 days’ notice. Additionally, we may not convert any portion of the Convertible Debentures if the issuance of such Common Stock, together with any Common Stock issued in connection with any related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of shares of Common Stock that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market LLC (the “Nasdaq”) (such limit shall be referred to as the “Exchange Cap”). The Exchange Cap shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of shares in excess of the Exchange Cap. This notice is to inform you that our stockholders have provided such approval.

The August 2022 Warrants

The August 2022 Warrants are exercisable for five years from the date of issuance at an exercise price of $2.00 per share of Class A common stock. We may not exercise any portion of the Warrants if the issuance of such Common Stock, together with any Common Stock issued in connection with any related transactions that may be considered part of the same series of transactions, would exceed the Exchange Cap. The Exchange Cap shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of shares in excess of the Exchange Cap. This notice is to inform you that our stockholders have provided such approval.

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The SEPA

On October 31, 2022, we entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”). Pursuant to the SEPA, we have the right, but not the obligation, to sell to Yorkville up to $13,900,000 of shares of our Class A common stock at our request any time during the commitment period commencing on October 31, 2022 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the SEPA and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the SEPA for shares of our Class A common stock equal to the commitment amount of $13,900,000. The aggregate sales that we request under the SEPA (each, an “Advance”) may be for a number of shares of common stock with an aggregate value of up to $13,900,000. The shares would be purchased at 95.0% of the Option 1 Market Price, which is the lowest VWAP (the daily volume weighted average price of our Class A common stock for the applicable date on the Nasdaq Capital Market as reported by Bloomberg L.P. during regular trading hours) in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to Yorkville, or 92.0% of the Option 2 Market Price, which is the VWAP of the pricing period set out in the Advance Notice and consented to by the investor. The sales of our Class A common stock are subject to certain limitations, including that the investor could not purchase any shares that would result in it owning more than 9.99% of our outstanding common stock at the time of an Advance (the "Ownership Limitation") or in our issuing shares in excess of the Exchange Cap. The Exchange Cap will not apply under certain circumstances, including in the event that we obtain the approval of our stockholders as required by the applicable rules of the Nasdaq for issuances of shares in excess of the Exchange Cap. This notice is to inform you that our stockholders have provided such approval.

In addition to our right to request Advances, subject to our mutual consent with Yorkville, we may also request one or more pre-advance loans (each, a “Pre-Advance Loan”) from Yorkville, not to exceed $13,900,000 in the aggregate, and pursuant to the terms and conditions set forth in the SEPA and the accompanying promissory note attached thereto. The investor must consent to any Pre-Advance Loan. Pre-Advance Loans may be repaid with the proceeds of an Advance or repaid in cash.

In connection with the execution of the SEPA, we agreed to pay a commitment fee of $278,000 payable in cash with six months of the date of the SEPA.

On October 31, 2022, we filed with the Securities and Exchange Commission a prospectus supplement to our prospectus, dated October 17, 2022, filed as part of our effective shelf registration statement on Form S-3, File No. 333-267783, registering the shares of common stock that are to be offered and sold to Yorkville pursuant to the SEPA.

The Convertible Promissory Note

In the SEPA, we agreed to the form of the Convertible Promissory Notes. Such notes shall have a maturity date and an interest rate (including original issue discount) as to be agreed by the parties. Six months he Convertible Promissory Notes are convertible at the election of the noteholder into shares of Class A common stock at the lower of a price to be agreed upon at the time of issuance or 92.5% of the lowest daily VWAP of the Class A Common Stock during the five consecutive trading days immediately preceding the conversion date or other date of determination, provided that the conversion price may not be less than a floor price to be agreed upon at the time of issuance.

Approval of the Transaction

The approval of our ability to issue shares of Class A common stock in excess of the Exchange Cap upon the conversion of the Convertible Debentures, the exercise of the Warrants or advances under the SEPA requires the approval of the holders of our outstanding shares of common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

As of the close of business on the Record Date, we had 83,871,840 shares of Common Stock outstanding, of which 69,645,942 are shares of Class A common stock and 14,225,898 are shares of Class B common stock. Holders of shares of Class A Common Stock are entitled to cast one vote per share, and holders of shares of Class B Common Stock are entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote.

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The stockholder who approved the Written Consent held 14,225,898 shares of Class B common stock as of the Record Date, representing 60% of the voting power of all shares of common stock. Accordingly, the limitations on issuances and sales of securities under Nasdaq Rule 5635 will not apply to the issuances of shares of Class A common stock upon conversion of the Convertible Debentures, the exercise of the Warrants, issuances of shares under the SEPA or the conversion of the Convertible Promissory Notes. Pursuant to Rule 14c-2(b) promulgated under the Securities Exchange Act of 1934, as amended, such action may not be effected until at least 20 calendar days following the mailing of this Information Statement to our common stockholders. The action set out herein will become effective on December 8, 2022.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of the Shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of our common stock).

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock as of the Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

The number of shares of our common stock, including Class A common stock and Class B common stock, on the Record Date was 83,871,840. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

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Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Equity Position of Outstanding Shares	Approximate Percentage of Voting Position of Outstanding Shares(2)
Directors and Executive Officers
Salvatore Palella	23,443,103	26.7%	65.0%
Jonathan Hannestad	1,290,135	1.5%	0.7%
Giulio Profumo	1,430,997	1.7%	0.8%
Nemanja Stancic	1,290,135	1.5%	0.7%
Matteo Mammi	118.750	*	*
Lee Stern	105,000	*	*
Guy Adami	75,000	*	*
All directors and executive officers as a group (10 individuals)	27,753,120	30.1%	66.9%

(1)	Unless otherwise indicated, the business address of each of the individuals is the address of Helbiz, Inc., 32 Old Slip, New York, New York 10005.

(2)	Holders of shares of Class A Common Stock are entitled to cast one vote per share and holders of shares of Class B Common Stock will be entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote. The only person who holds Class B Common Stock is Salvatore Palella.

*       Denotes less than one (1%) percent.

ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple stockholders in each household unless otherwise instructed by such stockholders. We will promptly deliver a separate copy of the Information Statement to any stockholder upon written or oral request to us, at Helbiz, Inc., 32 Old Slip, New York, NY 10005, telephone (917) 535-2610. Any stockholder wishing to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

/s/ Salvatore Palella
Salvatore Palella
Chief Executive Officer

November 18, 2022

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Exhibit A

HELBIZ, INC.

a Delaware corporation

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDER

The undersigned stockholder of Helbiz, Inc., a Delaware corporation (the “Company”), acting in accordance with Section 228 of the General Corporation Law of the State of Delaware, hereby waives all notice of time, place, or purpose of a meeting and consent to approve and adopt the following recitals and resolutions by written consent:

Overview

WHEREAS, the undersigned stockholder, owns of record 14,225,898 shares of Class B common stock of the Company, representing 60% of the voting power of the Company’s shares of common stock, par value $0.00001 per share (“Common Stock”), of the Company;

WHEREAS, on August 9, 2021, the Company entered into a Securities Purchase Agreement (the “August 9 SPA”) with YA II PN, Ltd. (“YA II”);

WHEREAS, on August 23, 2022, the Company entered into a Securities Purchase Agreement (together with the August 9 SPA, the “August SPAs”) with YA II;

WHEREAS, in connection with the August 2022 SPAs the Company issued the following debentures (the “Convertible Debentures”) convertible into shares of Class A common stock:

(i)	a convertible debenture in an initial principal amount of $3,000,000 issued on August 9, 2022, as amended by the Company and YA II on August 23, 2022,

(ii)	a convertible debenture in an initial principal amount of $5,000,000 issued on August 23, 2022,

(iii)	a convertible debenture in an initial principal amount of $2,500,000 issued on September 7, 2022,

(iv)	a convertible debenture in an initial principal amount of $2,500,000 issued on September 16, 2022 and

(v)	a convertible debenture in an initial principal amount of $4,000,000 to be issued pursuant to the 2022 SPA;

WHEREAS, in connection with the August 2022 SPAs, the Company issued on August 23, 2022 warrants (the “August 2022 Warrants”) to purchase 500,000 shares of our Class A common stock issued.

WHEREAS, on October 31, 2022, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II;

WHEREAS, in connection with the SEPA, the Company has the right to issue, with YA II’s consent, convertible promissory notes (the “Convertible Promissory Notes”) for up to $13,900,000 to YA II as well as the shares of Class A common stock into which the Convertible Promissory Notes are convertible (the “Note Shares”);

WHEREAS, pursuant to the SEPA, the Company has the right to sell up to $13,900,000 shares of Class A common stock to YA II (such shares underlying the SEPA, the “Underlying SEPA Shares”);

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WHEREAS, each of the Convertible Debentures, the August 2022 Warrants and the SEPA contains, and each of the Convertible Promissory Notes will contain, a restriction stating that the Company shall not issue any shares of Common Stock upon conversion, exercise or advance, as applicable, if the issuance of such Common Stock, together with any Common Stock issued in connection with any related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of shares of common stock that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market LLC (the “Nasdaq”) and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of shares in excess of such amount.

WHEREAS, the undersigned wishes to provide the approval of the Company’s stockholders as required by the applicable rules of Nasdaq for issuances of shares upon the conversion of the Convertible Debentures or the exercise of the Warrants in excess of the Exchange Cap;

NOW, THEREFORE, BE IT RESOLVED, that the undersigned approves, in one or more transactions, the issuance of shares upon conversions of the Convertible Debentures in excess of the Exchange Cap; and

FURTHER RESOLVED, that the undersigned approves, in one or more transactions, the exercise of the Warrants in excess of the Exchange Cap; and

FURTHER RESOLVED, that the undersigned approves, in one or more transactions, sales of Underlying SEPA Shares in excess of the Exchange Cap; and

FURTHER RESOLVED, that the undersigned approves, in one or more transactions, sales of the Note Shares in excess of the Exchange Cap upon conversion of the Convertible Promissory Notes; and

FURTHER RESOLVED, that the approval for the issuance of shares of Class A common stock in excess of the Exchange Cap is for both the purposes of Nasdaq Rule 5635(a), Nasdaq Rule 5635(d) or any similar Nasdaq rule requiring shareholder consent to lift an Exchange Cap; and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to take such further action and to execute such further instruments in the name and on behalf of the Company as such officers or such transfer agent and registrar deem necessary or appropriate to carry out the intent of the foregoing resolutions, the taking of such actions by any such officer to be conclusive evidence of his or her authorization hereunder and approval thereof; and

FURTHER RESOLVED, that any and all actions heretofore taken to date by any officer or director of the Company in furtherance of and consistent with the matters authorized by the foregoing resolutions hereby, in all respects, are authorized, approved, ratified and confirmed; and

FURTHER RESOLVED, that any and all notice requirements applicable to the foregoing resolutions as may be provided in the By-Laws are hereby waived; and

FURTHER RESOLVED, that this Action by Written Consent of the Stockholder is irrevocable.

The undersigned votes all 14,225,898 shares of Class B common stock held by the undersigned in connection with this Action by Written Consent of the Stockholder.

By: Salvatore Palella

/s/ Salvatore Palella
Name: Salvatore Palella
Date: October 31, 2022

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